CONSENT OF SHEARMAN & STERLING LLP

     We hereby consent to the reference to our firm included in the statement of additional information of Sanford C. Bernstein Fund, Inc. filed as part of the Post-Effective Amendment No. 39 to the Registration Statement (File No. 33-21844) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 35 to the Registration Sttement on Form N-1A (File No. 33-21844).



                                             /s/ Shearman & Sterling LLP
                                             ---------------------------
                                             Shearman & Sterling LLP


New York, New York
February 28, 2005=